EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                For the Periods Ended September 30, 1999 and 1998



Three months ended September 30,                                    1999                               1998
---------------------------------------------------- ---------------------------------- -------------------------------
(In thousands, except per share amounts)                    Basic          Diluted             Basic          Diluted
                                                     ----------------- ---------------- ----------------- -------------
Net income                                                 $2,019           $2,019            $2,678           $2,678
Share amounts:
   Average outstanding                                   10,886.5         10,886.5          10,700.7         10,700.7
   Common stock equivalents                                     -            188.4                 -            388.5
---------------------------------------------------- ----------------- ---------------- ----------------- -------------
   Weighted average outstanding                          10,886.5         11,074.9          10,700.7         11,089.2
---------------------------------------------------- ----------------- ---------------- ----------------- -------------
Earnings per share                                           $.19             $.18              $.25             $.24
---------------------------------------------------- ----------------- ---------------- ----------------- -------------



Nine months ended September 30,                                     1999                               1998
---------------------------------------------------- ---------------------------------- -------------------------------
(In thousands, except per share amounts)                    Basic          Diluted             Basic          Diluted
                                                     ----------------- ---------------- ----------------- -------------
Net income                                                 $7,617           $7,617            $7,792           $7,792
Share amounts
   Average outstanding                                   10,852.5         10,852.5          10,699.8         10,699.8
   Common stock equivalents                                     -            226.8                 -            394.7
---------------------------------------------------- ----------------- ---------------- ----------------- -------------
   Weighted average outstanding                          10,852.5         11,079.3          10,699.8         11,094.5
---------------------------------------------------- ----------------- ---------------- ----------------- -------------
Earnings per share                                           $.70             $.69              $.73             $.70
---------------------------------------------------- ----------------- ---------------- ----------------- -------------